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EXHIBIT 32

WRITTEN STATEMENT OF OFFICER
AND CHIEF FINANCIAL OFFICER
FURNISHED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)
AND FOR THE PURPOSE OF COMPLYING WITH RULE 13a-14(b)
OF THE SECURITIES EXCHANGE ACT OF 1934.

        The undersigned, the Chief Executive Officer and the Chief Financial Officer of Molson Coors Brewing Company (the "Company") respectively, each hereby certifies that to his knowledge on the date hereof:

  a)
  the Annual Report on Form 10-K of the Company for the year ended December 26, 2009 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  b)
  information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ PETER SWINBURN Peter Swinburn President & Chief Executive Officer (Principal Executive Officer) February 19, 2010
/s/ STEWART GLENDINNING Stewart Glendinning Chief Financial Officer (Principal Financial Officer) February 19, 2010

        A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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  EXHIBIT 32